Exhibit 10.02

THIS DEBENTURE AND THE SHARES OF COMMON STOCK FOR WHICH IT MAY, UNDER CERTAIN CIRCUMSTANCES BE EXCHANGED (“PIK SHARES”), HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE DEBENTURE NOR THE PIK SHARES MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MACROSOLVE, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS DEBENTURE MUST BE SURRENDERED TO MACROSOLVE, INC. OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE OR OTHER TRANSFER THEREOF.

MacroSolve, Inc.

Putable-Callable Debenture Series 2012
Due December 31, 2019

$_______________	Registered Holder of the Debenture:
_______________________
Date: _______________

MacroSolve, Inc., a corporation duly organized and existing under the laws of the State of Oklahoma (hereinafter referred to as the “Company”), for value received, hereby promises to pay to the registered holder hereof, the principal sum stated above (“Principal Amount”) on or before the 31st day of December, 2019 (“Maturity Date”), together with interest Principal Amount from the date hereof, upon presentation and surrender of this Putable-Callable Debenture Series 2012 (“Debenture”) at the principal corporate office of the Company at 1717 South Boulder Ave., Suite 700, Tulsa, Oklahoma  74119, or at such other place as the Company may hereafter in writing designate, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or by tender of shares of common stock of the Company as more particularly hereinafter provided.

Interest shall accrue on a daily basis on the Principal Amount from and including the date hereof at the rate equal to eight percent (8%) per annum computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.  Subject to the terms of this Debenture, including but not limited to Sections 1 and 7b hereof, interest shall be paid quarterly as of the first day of January, April, July, and October, by check issued and mailed to holder no later than the last day of such month.

1.           Payment and Prepayment.

a.              The Company shall pay the Principal Amount and any accrued and unpaid interest on the Maturity Date.  However, the Company shall prepay the interest accrued thereon as the balance in the Debenture Account (as defined in Section 7) permits on a quarterly basis in accordance with the terms in Section 7d, and shall prepay, on a quarterly basis, the Principal Amount and the interest accrued and unpaid thereon in whole (but not in part) as the balance in the Debenture Account permits

b.              If the Company does not prepay this Debenture in full before the Maturity Date, the Company shall satisfy its obligation to pay principal and interest on the Maturity Date out of the Debenture Account and, to the extent the obligation of the Company cannot be satisfied in full therefrom, by the issuance and delivery to the holder of this Debenture of whole shares (“PIK Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”) for the balance.

c.              The Company shall deliver a written notice (“Payment Notice”) at least ten (10) days before the quarterly payment of its intention to prepay the Principal Amount, or at least ten (10) days before the Maturity Date (if the Principal Amount then remains outstanding) of its intention to pay any portion of the Principal Amount on the Maturity Date by PIK Shares, as the case may be.  The Payment Notice shall specify the amount of the prepayment and its allocation between interest and the Principal Amount, the number of PIK Shares to be issued, if applicable, and the amount of the Company’s obligation that will be satisfied with cash.

d.              The PIK Shares issued and delivered at maturity, if any, shall be equal to the number of shares of Common Stock that could have been purchased for an amount equal to the Principal Amount (calculated after any cash to be paid at maturity in combination with the PIK Shares) plus accrued but unpaid interest then due, if such PIK Shares were valued at the volume-weighted average price per share (“VWAPPS”) of the Common Stock for the last three (3) days of trading before the Maturity Date.  For purposes hereof, the VWAPPS shall be the dollars traded in every transaction in the Common Stock for the relevant three-day trading period as reported on the OTC Bulletin Board (“OTCBB”) (or any other recognized securities market on which the Common Stock is traded, if not then quoted on the OTCBB) divided by the total number of shares of Common Stock traded during that three-day period.  If the Common Stock is not quoted on the OTCBB or traded on any recognized market, the Company may not elect to pay in PIK Shares.

2.              Call Option.

              a.              Option Right.

The Company shall have a right (“Call Option”) to require the holder to surrender this Debenture for payment in full at any time on or after December 31, 2018, which payment shall be made by the Company, in its sole discretion, either (i) in cash or other legal tender, (ii) by issuance of Common Stock (“Call Shares”) with a market value as described in Section 2c below equal to the Principal Amount and any accrued but unpaid interest thereon, or (iii) a combination of cash and Call Shares.

b.              Method of Exercise.

In order to exercise the Call Option, the Company shall send the holder of this Debenture, for delivery in person or by overnight delivery service, a written notice in the form of Exhibit A attached hereto (“Call Election Notice”), informing the holder of the Company’s election to prepay the Debenture in full on a date (“Call Settlement Date”) which shall be not fewer than ten (10) nor more than thirty (30) days after the date of the Call Election Notice, by payment of cash or other legal tender or by exchange of Common Stock, or a combination thereof, whereupon the holder shall, on the Call Settlement Date, surrender this Debenture in consideration of such payment.

This Debenture, when surrendered in exchange for such payment of cash and/or Call Shares shall be endorsed in such manner, or accompanied by such instruments of transfer, as the Company may prescribe.  The Call Option shall be deemed to have been effected on the date (the “Call Effective Date”) on which the Call Election Notice shall have been sent, and the person or persons in whose name or names any certificate or certificates for Call Shares shall be issuable shall be deemed to have become on the Call Effective Date the holder or holders of record of the Common Stock represented thereby.

As promptly as practicable after the presentation and surrender of this Debenture pursuant to the Company’s exercise of its Call Option as herein provided, the Company shall issue and deliver at its principal corporate office to or upon the written order of the holder, a certificate or certificates for the number of full shares of Common Stock issuable in payment thereof, together with any cash payable from the Debenture Account in consideration of the holder’s surrender of the Debenture.  No fractional shares, or scrip representing fractional shares, shall be issued upon the Company’s exercise of its Call Option, but in lieu thereof the Company shall pay in cash the fair value of such fractional shares as of the Call Effective Date.  The issuance of certificates for Common Stock issuable upon the surrender of this Debenture for payment pursuant to the Call Option shall be made without charge to the holder for any tax in respect of the issue thereof.

c.                 Call Price.

The market value of the Common Stock on the Call Effective Date shall be determined by reference to the VWAPPS of the Common Stock for the last three (3) days of trading immediately prior to the Call Effective Date, rounded to nearest whole number of shares.

3.              Put Option.

              a.              Option Right.

              The holder of this Debenture shall have a right (“Put Option”) to require payment of this Debenture on December 31, 2017, or at any time thereafter prior to the Maturity Date or any exercise by the Company of its Call Option pursuant to Section 2 hereof.  In the event of holder’s exercise of such Put Option, payment of this Debenture shall be made by the Company in cash as the balance in the Debenture Account permits (without regard to the “first to purchase, first to be paid” order of preference described in Section 7d below) and, to the extent the obligation of the Company cannot be satisfied in full therefrom, by the issuance and delivery to the holder of this Debenture of whole shares of Common Stock (“Put Shares”) with a market value as described in Section 3c below equal to the Principal Amount and any accrued but unpaid interest to be paid in Put Shares.

              b.              Method of Exercise.

              In order to exercise the Put Option, the holder of this Debenture shall present and surrender the Debenture during the Company’s usual business hours, prior to the Maturity Date or the Call Effective Date, if any, at the principal corporate office of the Company together with a written notice in the form of Exhibit B attached hereto (“Put Election Notice”), for delivery in person or by overnight delivery service, stating the holder’s election to require immediate payment of this Debenture in cash or Common Stock, or a combination thereof.  The certificate or certificates for Put Shares, if any, issued in exchange for this Debenture shall be issued in the name of the registered holder hereof.

              This Debenture, when surrendered in exchange for such payment of cash and/or Put Shares, shall be endorsed in such manner, or accompanied by such instruments of transfer, as the Company may prescribe. The Put Option shall be deemed to have been effected on the date (the “Put Effective Date”) on which this Debenture shall have been surrendered with the Put Election Notice and any required instruments of transfer received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for Put Shares shall be issuable shall be deemed to have become on the Put Effective Date the holder or holders of record of the Common Stock represented thereby.

              As promptly as practicable after the presentment and surrender of this Debenture for payment pursuant to holder’s Put Option as herein provided, the Company shall issue and deliver at such office to or upon the written order of the holder, a certificate or certificates for the number of full shares of Common Stock issuable in payment thereof, together with any cash payable from the Debenture Account in consideration of the holder’s surrender of the Debenture.  No fractional shares, or scrip representing fractional shares, shall be issued upon holder’s exercise of its put option, but in lieu thereof the Company shall pay in cash the fair value of such fractional shares as of the Put Effective Date. The issuance of certificates for Common Stock issuable upon the surrender of this Debenture for payment pursuant to holder’s Put Option shall be made without charge to the holder for any tax in respect of the issue thereof.

           c.                 Put Price.

                      The market value of the Common Stock on the Put Effective Date shall be determined by reference to the VWAPPS of the Common Stock for the last three (3) days of trading immediately prior to the Put Effective Date, rounded to nearest whole number of shares.

4.              PIK, Call and Put Shares to be Unregistered Securities with Limited Transferability.

              The holder of the Debenture, by purchasing this Debenture, understands that the Common Stock to be issued pursuant to Section 1, 2 or 3 hereof as PIK Shares, Call Shares or Put Shares (collectively, “Payment Shares”), as the case shall be, has not been registered under the Securities Act of 1933, as amended (“Securities Act”), that it is not the intention of the Company to so register any of said Payment Shares, and that the certificates evidencing the Payment Shares, when and if issued, will bear a legend indicating that said shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.  The holder of the Debenture further understands that unless said Payment Shares are registered under the Securities Act, further sale or transfer thereof will be prohibited unless such a registration statement is filed or such sale or transfer is effected pursuant to a valid exemption from registration, if available.

5.           Representations and Covenants of the Company.

a.           Information Rights.  The Company shall deliver to the holder of the Debenture the following information, from time to time:  (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days of their availability, the Company’s Form 10-K Annual Report, as filed with the Securities and Exchange Commission (“SEC”), and (c) within forty-five (45) days after the end of each fiscal quarter, the Company’s Form 10-Q Quarterly Report, as filed with the SEC.

              b.        Reservation of Shares.  Until this Debenture is paid in full, the Company shall reserve from its authorized and unissued Common Stock shares of Common Stock in a number which at any given time shall be equal to all of the number of shares which may be issuable on or at the given time by reason of the Company’ exercise of its Call Option hereunder, the holder’s exercise of its Put Option hereunder or the Company’s delivery of PIK Shares at maturity.

c.           Common Stock.  The Company hereby represents and warrants that all shares of Common Stock which may be issued as Payment Shares shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances.

6.             Representations and Covenants of the Holder.

a.           Private Issue.  The holder of the Debenture recognizes and acknowledges that (i) the Debenture is not registered under the Securities Act or qualified under applicable state securities laws under an exemption from the registration thereof, and (ii) the Company’s reliance on such exemption is predicated on holder’s representations set forth herein or made and given in holder’s accompanying Subscription Agreement and Questionnaire.

b.           Financial Risk.  The holder of the Debenture represents and warrants to the Company that such holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and has the ability to bear the economic risks of this investment.

c.           No Short Positions.  While holding this Debenture the holder of the Debenture covenants and agrees that he shall not sell shares of Common Stock short, buy puts to sell the Common Stock, or buy or sell any security that is substantially equivalent to a short position in the Common Stock.

7.           Debenture Account.

a. Establishment. Funds for payment of both the principal of, and interest on, the Debenture will come from the net proceeds (the “816 Patent Proceeds”) received by the Company from any award, judgment or settlement arising from any case or claim prosecuted by the Company for infringement of the Company’s United States Patent Number 7,822,816 for a mobile information collection system (the “816 Patent”).  Fifty percent (50%) of the 816 Patent Proceeds (the “Designated Proceeds”) will be set aside for payment the principal of, and interest on, the Company’s Convertible Debenture Series 2011 (the “2011 Debentures”) and the Putable-Callable Debenture Series 2012, to which this Debenture belongs (the “Series2012 Debentures”), in accordance with the terms of this Section 7.  The Company has established and maintains, and will continue to maintain, an account at a federally-insured financial institution, separate from the Company’s other bank accounts, which account (the “Debenture Account”) shall be designated solely for payment of the principal of, and interest on, the 2011 Debentures and the Series 2012 Debentures in accordance with this Section 7.

b. Funding.  The Company shall promptly deposit the Designated Proceeds into the Debenture Account as received.  One half (1/2) of the Designated Proceeds (i.e., 25% of the 816 Patent Proceeds) will be used for payment of the 2011 Debentures as provided by terms of the 2011 Debentures, and the other half (1/2) of the Designated Proceeds (i.e., 25% of the 816 Patent Proceeds) will be applied towards payment of this Debenture and the other the Series 2012 Debentures as set forth herein.  Upon retirement of the Series 2011 Debentures, the Designated Proceeds will be thereafter applied towards payment of the Series 2012 Debentures.

c. Maintenance.  The Company shall maintain the Debenture Account and deposit all Designated Proceeds therein for so long as the Debenture is outstanding.  The Company shall not make withdrawals from the Debenture Account for any purpose other than the payment of the principal of the  2011 Debentures and the Series 2012 Debentures, and the interest accrued and unpaid thereon.

d.           Payments.  In accordance with Section 1 hereof, the Company shall make payments from the Debenture Account to satisfy its obligation to pay the Principal Amount and interest thereon, together with the outstanding principal of all other Series 2012 Debentures and the interest accruing thereon.  The Company shall have satisfied its obligation to make payments from the Debenture Account if it accumulates funds therein and makes payments therefrom on the Series 2012 Debentures on a quarterly basis as and if funds are available in the Debenture Account for such purpose.  In the event that the balance in the Debenture Account is not sufficient to satisfy all of the Company’s obligations to all holders of its Series 2012 Debentures, then, the Company, in satisfaction of its obligations hereunder, will satisfy its obligations to the holder of this Debenture and all other holders of its Series 2012 Debentures in the order in which the 2012 Debentures were purchased and issued (i.e., first to purchase, first to be paid).  In the case of purchases made on the same day by two or more holders, none will be satisfied until all that were purchased on the same day can be satisfied.

8.              Remedies.

           a.           Events of Default.

           A “Default” shall be deemed to exist for purposes of this Debenture when and so long as:

(1)	Interest shall not have been paid when, subject to Section 7d hereof, the balance in the Debenture Account was sufficient for payment in accordance with the terms of this Debenture;

(2)	Principal shall not have been prepaid, subject to Section 7d, to the extent of the available balance in the Debenture Account in accordance with the terms of this Debenture;

(3)	The principal and interest owed on this Debenture shall not have been paid at maturity;

(4)	The Company shall not establish and maintain the Debenture Account in accordance with Section 7;

(5)	The Company shall be in breach of any other covenant or warranty of the Company in this Debenture for at least thirty (30) days after there has been given to the Company by the holder, a written notice specifying such breach, requiring it to be remedied, and stating that such notice is a “notice of default” hereunder; or

(6)	A decree or order by a court with jurisdiction shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law, and such decree or order shall have been in effect for a period of sixty (60) days; or a decree or order of a court with jurisdiction for the appointment of a receiver or liquidator or a trustee or assignee in bankruptcy or insolvency of the Company or of any property of the Company or for the winding up or liquidation of its affairs shall be in effect and shall have been in effect for a period of sixty (60) days.

A default shall be deemed to exist whenever prescribed by the terms of this Section 8.a. regardless of whether such Default shall be voluntary or involuntary or shall result from compliance with any legal requirement or any other circumstance of any kind.

           b.           Acceleration of Maturity.

           Whenever a Default exists, the holder may declare the principal and interest of this Debenture to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable in cash or other immediately available funds.

              c.        Unconditional Right to Receive Principal and Interest.

              Notwithstanding any other provision in this Debenture, the holder shall have the absolute and unconditional right to payment at maturity of the entire unpaid principal balance hereof and all interest accrued and unpaid thereon and, failing such payment, to institute suit for the enforcement thereof, and such right shall not be impaired without the consent of the holder.

           d.           Rights and Remedies Cumulative.

              No right or remedy herein conferred upon or reserved to the holder of this Debenture is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity, or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment or any other appropriate right or remedy.

           e.           Delay or Omission Not Waiver.

              No delay or omission of the holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or acquiescence therein. Every right and remedy given by this Debenture or by law to the holder may be exercised from time to time, and as often as may be deemed expedient, by the holder.

           f.           Undertaking for Costs.

              The parties to this Debenture agree that any court or arbitrator, as the case may be, may in his or its discretion require, in any suit for the enforcement of any right or remedy hereunder or relative hereto, of any party litigant in such suit an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

9.           General.

a.	Registration, Transfer and Exchange.

           The Company shall cause to be kept at its principal corporate office a register (herein sometimes referred to as the “Debenture register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Debenture and its transfer. The Secretary of the Company is hereby appointed “Debenture registrar” for the purpose of registering this Debenture and its transfer as herein provided.

           Upon surrender for transfer of this Debenture at the principal corporate office of the Company, which transfer complies with all applicable securities laws, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations of a like aggregate principal amount.

           A Debenture issued upon any transfer or exchange of this Debenture shall be a valid obligation of the Company, evidencing the same debt, and entitled to the same benefits as this Debenture.

              The holder of this Debenture understands and, by its acceptance acknowledges, that: (i) this Debenture has not been registered under the Securities Act or any other federal or state law governing the issuance or transfer of securities (which are herein collectively called the “securities laws”), (ii) the securities laws impose substantial restrictions upon the transfer of any interest in this Debenture, and (iii) the Company is not obligated to register this Debenture or any Payment Shares under the securities laws or otherwise take any action to facilitate or make possible any transfer of any interest in this Debenture.

              No service charge shall be made for the transfer or exchange of this Debenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with its transfer or exchange.

b.	Mutilated, Destroyed, Lost and Stolen Debentures.

           If (i) this Debenture is mutilated or the Debenture registrar is furnished with evidence to its satisfaction of this Debenture’s destruction, loss or theft, and (ii) there is delivered to the Company such security or indemnity as may be required by the Company to save the Company harmless, then the Company shall execute and deliver, in exchange for such mutilated Debenture, or in lieu of such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount.  If such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may pay the Debenture, instead of issuing a new one.

           Upon the issuance of any new Debenture pursuant to this Section 9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereof and any other expenses connected therewith.

           Every new Debenture issued pursuant to this Section 9 in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits hereof equally and proportionately with any and all other Debentures duly issued.

           The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

              c.        Payment of Interest; Interest Rights Preserved.

              Interest on this Debenture shall be paid to the person in whose name this Debenture is registered at the close of business on the business day immediately prior to such payment date.

              d.        Persons Deemed Owners.

              The Company, and any agent of the Company, may treat the person in whose name this Debenture is registered as the owner for the purpose of receiving payment of principal interest hereon, and for all other purposes whatsoever, whether or not this Debenture be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

  e        Most-Favored Investor Treatment

If at any time or times on or before December 31, 2012, the Company issues in a single financing or series of financings new debentures containing Common Stock conversion rights or accompanying warrants to acquire Common Stock (generically, “New Debentures and Stock Rights”) on terms that are, in the holder’s opinion, more favorable than those in this Debentures and associated Series C Warrant to Purchase Common Stock (“Warrant”), the Company will permit the holder to exchange this Debenture and associated Warrant for New Debentures and Stock Rights with a face amount equal to the Principal Amount of this Debenture.

              f.        Cancellation.

This Debenture when surrendered for payment, redemption, transfer or exchange shall be delivered to the Debenture registrar for cancellation. The Company may at any time deliver this Debenture (or any other Series 2012 Debentures which the Company may have acquired in any manner whatsoever) to the Debenture registrar for cancellation, and all Debentures so delivered shall be promptly cancelled by the Debenture registrar. No Debentures shall be issued in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted. All cancelled Debentures held by the Debenture registrar shall be disposed of as directed by the Company.

10.           Governing Law; Dispute Resolution.

This Debenture shall be governed by and construed in accordance with the laws of the State of Oklahoma without giving effect to its principles regarding conflicts of law. Any dispute concerning this Debenture or the holder’s investment in the securities of the Company, including a dispute about whether the dispute is subject to arbitration, shall be resolved by arbitration in Tulsa, Oklahoma, under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by a single arbitrator selected by the Company from the AAA’s panel of arbitrators.

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by the signature of its Chief Executive Officer.

MacroSolve, Inc.

Dated: ______________	By:
Name: Steve Signoff
Title: Chief Executive Officer

Exhibit A

NOTICE OF ELECTION TO CALL DEBENTURE
(“Call Election Notice”)

Reference is made to that certain Putable-Callable Debenture Series 2012 due December 31, 2019 (the “Debenture”) issued on by MacroSolve, Inc. (the “Company”) to .  Capitalized terms used and not otherwise defined in this Call Election Notice shall have the meanings assigned to them in the Debenture.

The Company hereby informs the holder of the Debenture of the hereby informs the holder of the Company’s election to prepay the Debenture in full on ___________________, _________ (“Call Settlement Date”), which Call Settlement Date is not fewer than ten (10) nor more than thirty (30) days after the date of this Call Election Notice.

Payment of the Debenture will be made as follows:

 ❒           by payment of cash or other legal tender in the amount of $______________

❒           and
❒           or

 ❒           by exchange of Common Stock

Pursuant to Section 2b of the Debenture, the holder will be expected to surrender the Debenture on the Call Settlement Date in consideration of such payment.

Issued in Tulsa, Oklahoma, on ________________, 20___.

MacroSolve, Inc.

By:
Name: Steve Signoff
Title: Chief Executive Officer

Exhibit B

NOTICE OF ELECTION TO PUT DEBENTURE
(“Put Election Notice”)

Reference is made to that certain Putable-Callable Debenture Series 2012 due December 31, 2019 (the “Debenture”) issued on by MacroSolve, Inc. (the “Company”) payable the undersigned.  Capitalized terms used and not otherwise defined in this Put Election Notice shall have the meanings assigned to them in the Debenture.

The undersigned registered holder hereby notifies the Company of the holder’s election to require immediate payment of the Debenture in cash or Common Stock or a combination thereof.

Pursuant to Section 3b of the Debenture, the same is herewith presented and surrendered in consideration of such payment.

Dated this ____ day of ___________, 20____.

Holder:
(Print or type)

Signature:

Capacity:
(if relevant)